CUSIP No. 292448206	Exhibit 99.2

Translation into English for Convenience Purposes Only

FRANCISCO LOZANO NORIEGA, ESQ.
TOMAS LOZANO MOLINA, ESQ.
G. SCHILA OLIVERA GONZALEZ, ESQ.
NOTARIES
MEXICO CITY, THE FEDERAL DISTRICT

VOLUME TEN THOUSAND AND SEVENTY FIVE. TLM/REM.

TWO HUNDRED AND SEVENTY-EIGHT THOUSAND SEVENTY NINE.

IN MEXICO, THE FEDERAL DISTRICT, on the tenth day of July in the year nineteen hundred and ninety-seven.

I, TOMAS LOZANO MOLINA, Notary Number Ten of the Federal District, do record:

A RECIPROCAL GENERAL POWER OF ATTORNEY

granted by

MRS. MARIA ASUNCION ARAMBURUZABALA LARREGUI DE ZAPATA AND
MRS. LUCRECIA ARAMBURUZABALA LARREGUI DE FERNANDEZ

in order that they may exercise the following

POWERS:

ARTICLE ONE

A general power of attorney for lawsuits and collections, with all such general powers, and even such special powers, as the law may require a special power of attorney or a special clause, pursuant to the first paragraph of Article Two Thousand Five Hundred and Fifty-Four of the Civil Code in force in the federal District and the equivalent thereto in all of the States of the Republic of Mexico.

Set forth as examples and not in a limitative manner, among other powers, the following are mentioned:

I. To bring and the dismiss all manner of proceedings, including constitutional proceedings(amparo).

II. To make settlements.

III. To submit to arbitrators.

IV. To pose and to answer depositions, including in labor matters.

V. To make challenges.

VI. To transfer assets.

VII. To receive payments.

VIII. To submit accusations and grievances in criminal matters and to withdraw them when the law so permits.

IX. To join as a civil party with the office of the prosecutor and to demand civil damages.

ARTICLE TWO

The faculty referred to in the preceding article shall be exercised in relation to private parties and before all manner of administrative or judicial authorities, including those of a federal or local character, as well as before conciliation and arbitration panels, whether local or federal, and labor authorities.

ARTICLE THREE

A general power of attorney for acts of administration in accordance with the second paragraph of the mentioned Article Two Thousand Five Hundred and Fifty-Four of the Civil Code.

ARTICLE FOUR

A power of attorney in labor matters, with express powers to pose and to answer interrogatories, in accordance with that provided for in Article Seven Hundred and Eighty-Six of the Federal Labor Law, with powers to manage labor relations and to conciliate in accordance with that provided for in Article Eleven and in Sections One and Six of Article Eight Hundred and Seventy-Six of the mentioned law, as well as to appear before the courts, in accordance with Sections One, Two, and Three of Article Six Hundred and Ninety-Two and Article Eight Hundred and Seventy-Eight of the mentioned law.

ARTICLE FIVE

A general power of attorney for acts of ownership, pursuant to the third paragraph of the mentioned article of the Civil Code.

ARTICLE SIX

A power of attorney to issue and to sign negotiable instruments in accordance with the terms of Article Ninth of the General Law on Credit Transactions and Negotiable Instruments.

ARTICLE SEVEN

A power to grant general and special powers of attorney and to revoke either, including to their attorneys-in-fact the power to substitute the powers of attorney granted by them.

I DO CERTIFY:

I. That I know the appearing parties and I believe that they have legal capacity to make this record.

II. That, with respect to their background information, upon their being admonished as to the penalties incurred by such persons as make false declarations, the appearing parties stated that they are:

--- MRS. MARIA ASUNCION ARAMBURUZABALA LARREGUI DE ZAPATA
Mexican by birth, originating from Mexico, the Federal District, at which place she was born on the second day of May in the year nineteen hundred and sixty-three, and that she is married, a housewife, with her domicile at the street address of Santa Anita number three hundred and ninety-five, Colonia Lomas Hipódromo, Naucalpan de Juárez, State of México, zip code number fifty three thousand nine hundred, and being up to date with the payment of the Income Tax, without having it justified.
--- MRS. LUCRECIA ARAMBURUZABALA LARREGUI DE FERNANDEZ
Mexican by birth, originating from Mexico, the Federal District, at which place she was born on the twenty-ninth day of March in the year nineteen hundred and sixty-seven, and that she is married, a housewife, with her domicile at the building numbered ninety seven, apartment number one thousand one hundred and one, at the street Alencastre, Colonia Lomas de Chapultepec, zip code eleven thousand, being up to date with the payment of the Income Tax, without having it justified.

III. That, upon reading aloud and explaining this recorded document to the appearing parties, they stated that they accepted it, and they have signed it in my presence on the date hereof.

UPON WHICH, I HAVE DEFINITIVELY AUTHORIZED IT.

FRANCISCO LOZANO NORIEGA, ESQ.
TOMAS LOZANO MOLINA, ESQ.
G. SCHILA OLIVERA GONZALEZ, ESQ.
NOTARIES
MEXICO CITY, THE FEDERAL DISTRICT

I DO SO ATTEST.

Two illegible signatures.

T. Lozano Molina.                                 Flourish or initials.

The authorizing seal.

In order to comply with that provided for in Article Two Thousand Five Hundred and Fifty-Four of the Civil Code in force in the Federal District, the following is transcribed:

"Article 2,554

In all general powers of attorney for lawsuits and collections, it shall be sufficient to set forth that they are granted with all such general and special powers that may require a special clause in accordance with the law in order for them to be deemed to be granted with no limitation whatsoever.

In general powers of attorney to administer property, it shall be sufficient to set forth that they are granted with this character in order for the attorney-in-fact to hold all manner of powers of administration.

In general powers of attorney to exercise acts of ownership it shall be sufficient to set forth that they are granted with this character in order for the attorney-in-fact to hold all manner of powers of ownership, both with respect to the property as well as for executing all manner of transactions for the purpose safeguarding it.

In the three cases mentioned above, when it is desired that a limitation be placed on the powers of the attorneys-in-fact, such limitations shall be set forth, or the powers shall be special.

Notaries shall insert this article into all evidentiary copies of the powers of attorney that they issue."

I DO ISSUE THIS FIRST EVIDENTIARY COPY (FIRST COPY, IN SEQUENTIAL ORDER) FOR THE ATTORNEYS-IN-FACT, MRS. MARIA ASUNCION ARAMBURUZABALA LARREGUI DE ZAPATA, AND MRS. LUCRECIA ARAMBURUZABALA LARREGUI DE FERNANDEZ.

ON THREE PAGES.

IN MEXICO, THE FEDERAL DISTRICT, ON THE TENTH DAY OF JULY IN THE YEAR NINETEEN HUNDRED AND NINETY SEVEN.

PROOFREAD. I DO SO ATTEST.